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                        SECURITY AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 12, 2000



                          Altiva Financial Corporation
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-21689                 88-0286042
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)



                        1000 PARKWOOD CIRCLE, 6TH FLOOR
                             ATLANTA, GEORGIA 30339
         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (770) 952-6700


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events

         On April 12, 2000, Altiva Financial Corporation (the "Company") issued a press release announcing its financial results for the fiscal quarter ended February 29, 2000 and announcing that its Board of Directors had authorized management to seek an immediate cash infusion, without which the Company may have to consider certain alternatives due to the Company's cash position, including seeking an arrangement with its creditors, an orderly winding-down of the business or protection as a debtor under the United States Bankruptcy Code. As a result of the release of this information, the Nasdaq Stock Market announced a trading halt status in the Company's common stock traded on the Nasdaq SmallCap Market pending additional information from the Company.

Item 7. Exhibits.

      Exhibit No.
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         99.1  --  Press release dated April 12, 2000
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                                 EXHIBIT INDEX

         99.1  --  Press release dated April 12, 2000
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ALTIVA FINANCIAL CORPORATION



                                    By: /s/ J. RICHARD WALKER
                                        ----------------------------------
                                        J. Richard Walker
                                        Executive Vice President
                                        Chief Financial Officer



Date: January 14, 2000